Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266730) and Form S-8 (No. 333-262092) of Assure Holdings Corp. and its subsidiaries of our report dated March 31, 2023 relating to the consolidated financial statements of Assure Holdings Corp. and its subsidiaries, which appears in this Annual Report on Form 10-K of Assure Holdings Corp. and its subsidiaries.

/s/ Baker Tilly US, LLP

Los Angeles, California

April 26, 2024